EXHIBIT 10.1


                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 1997

                                 BY AND BETWEEN

                          US ONE COMMUNICATIONS CORP. ,

                      US ONE COMMUNICATIONS SERVICES CORP.

                                       AND

                     US ONE COMMUNICATIONS OF NEW YORK, INC.

                                       AND

                          WINSTAR COMMUNICATIONS, INC.

                                       AND

                        WINSTAR SWITCH ACQUISITION CORP.


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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 1997, by and between US ONE Communications Corp. ("US ONE"), a Delaware corporation, US ONE Communications Services Corp., a Delaware corporation, and US ONE Communications of New York, Inc., a Delaware corporation (each individually a "Seller" and collectively, "Sellers"), and WinStar Communications, Inc., a Delaware corporation ("WinStar"), and WinStar Switch Acquisition Corp. (the "Purchaser").

         .
                                    RECITALS:

     A. Sellers have developed a nationwide telecommunications network capable of providing local and long distance telecommunications services (hereinafter referred to as the "Business"); and

     B. Sellers desire to sell and Purchaser desires to purchase certain assets and rights of Seller and, in connection with such purchase and sale, Purchaser is willing to assume certain obligations and liabilities relating to the purchased assets, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE I. PURCHASE OF ASSETS

         1.1  Purchase  and Sale of  Assets.  On the  terms and  subject  to the conditions hereof and subject to Sections 1.2 and 5.3.2, at the Closing (as defined in Section 4.1), Seller will sell, transfer, convey, assign and deliver, and Purchaser (or its "Designees," as defined in Section 5.3.1) will purchase and accept, all right, title and interest of Sellers in all assets of Sellers as listed or described on Schedule 1.1 and as listed or described on Schedules 1.1.1, 1.1.2, 1.1.3, 1.1.4 and 1.1.5, wherever located and shall include the rights in Section 5.3.2 with respect to the "Designated Contracts" (collectively, the "Purchased Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except Permitted Liens (as defined in Section 5.1.5) and Assumed Liabilities (as defined in Section 2.1). In the event that there are Assets on location at the Switch Sites in addition to those listed on Schedule 1.1, they shall be transferred to Purchasers pursuant to the terms of this Agreement and shall be included within the Purchased Assets; provided, however, that this provision shall not apply to any such assets which (i) were delivered to Sellers prior to July 24, 1997 but were not ordered by Sellers, (ii) were delivered to Sellers prior to July 24, 1997 pursuant to purchase orders which were cancelled prior to delivery, or (iii) were delivered to Sellers on or after July 24, 1997. The Purchased Assets include, but are not limited to:

                  1.1.1 Contract Rights. All rights and incidents of interest as of the Closing in and to all leases, agreements and other contracts and legally binding contractual rights and obligations of Sellers, limited to those listed or described on Schedule 1.1.1 (together with the "Designated Contracts" defined in Section 5.3.2 "Contracts");


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                  1.1.2 Manufacturers' and Vendors' Warranties. All rights under manufacturers' and vendors' warranties relating to items included in the Purchased Assets and all similar rights against third parties relating to items included in the Purchased Assets, described on Schedule 1.1.2 (collectively, "Warranties");

                  1.1.3 Intellectual Property. All right, title and interest in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned or used by Sellers and all trade secrets, technical knowledge, know-how and other confidential proprietary information and related ownership, use and other rights of Sellers, limited to those listed or described on Schedule 1.1.3 (collectively, the "Intellectual Property");

                  1.1.4 Governmental Licenses, Permits and Approvals. All rights and incidents of interest of Sellers in and to all licenses, permits, authorizations and approvals issued to Sellers by any domestic or foreign court, government, governmental agency, authority, entity or instrumentality ("Governmental Entity"), including, without limitation, IXC, CAP and CLEC authorizations, limited to those listed or described on Schedule 1.1.4 (collectively, "Permits"); and

                  1.1.5 Intangible Telecommunications Assets. All rights, title and interest in and to the intangible telecommunications assets owned or used by Sellers in connection with the Business, including, telecommunications numbering codes, locating routing codes, carrier identification codes and other operating codes, limited to those listed or described on Schedule 1.1.5 (collectively, the "Intangibles").

         1.2 Excluded Assets. Sellers represent and warrant to the Purchaser that the Purchased Assets include all assets of Sellers, including all of Sellers' fixed assets, Contracts, Warranties, Intellectual Property, Permits and Intangibles, except for those assets set forth in Schedule 1.2 hereto (collectively, the "Excluded Assets"). Purchaser may, at its option exercisable in writing at any time prior to the Closing Date, elect to designate certain of the Purchased Assets as Excluded Assets, provided however that Purchaser may not designate the real estate leases for the locations where the telecommunications switches are located ("Switch Sites") as Excluded Assets. In addition, as described in Section 5.11, Purchaser shall have the right to elect to designate any or all of the Collocation Schedules, as hereinafter defined, as Excluded Assets.

                      ARTICLE II. ASSUMPTION OF LIABILITIES

         2.1 Assumed Liabilities. As of the Closing, Purchaser or its Designees shall assume and thereafter in due course pay and fully satisfy those liabilities and obligations of Sellers to become due after the Closing Date and associated with the Purchased Assets listed or described on Schedule 2.1, except the Designated Contracts. As of the Closing, Purchaser or its Designees, other than Allegiance Telecom, Inc., Allegiance Telecom of New York, Inc. and Allegiance Telecom of Georgia, Inc.,shall, in due course pay and fully satisfy those liabilities and obligations of Sellers to become due after the Closing and associated with the Designated Contracts listed or described in Schedule 5.3.2.
 The obligations set forth in the preceding two sentences collectively are referred to as the "Assumed Liabilities". Except as provided herein, Purchaser or its Designees, shall pay no other liabilities of Sellers. WinStar shall indemnify Sellers from any and all claims or demands in respect of the Assumed Liabilities from and after the Closing; provided, however that such indemnification obligations with respect to any Designated Contract shall cease upon the assignment of such Designated Contract to a third party under Section 5.3.2.

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






                           ARTICLE III. PURCHASE PRICE

         3.1 Purchase Price. In addition to assuming the Assumed Liabilities, Purchaser or its Designees will pay for the Purchased Assets and the covenants of Sellers included herein an aggregate purchase price of U.S. $100 million (the "Purchase Price"), payable as follows:

     (a) $80 million on the Closing Date (as defined in Section 4.1 hereof), by wire transfer or certified or official bank check to the order of US ONE ("Cash Portion") provided, however, that if the Sellers have not completed construction, installation of generators and obtained a certificate of occupancy for each Switch Site as set forth in Sections 5.1.12 and 5.7 hereof, an amount equal to the cost allocable to each incomplete Switch Site, as set forth in
Schedule 5.1.12(c), shall be paid into escrow ("Construction Escrow Portion"), to be held by the Escrow Agent in accordance with the Construction Escrow Agreement (as defined in Section 3.4.2 hereof);

     (b) $16 million on the effective date ("Plan Effective Date") of a confirmed Chapter 11 Plan of Reorganization of Sellers ("Plan"), by the issuance by WinStar of shares of its Common Stock ("WCI Shares"), valued for this purpose at the average of the last sale prices of the WCI Shares on the twenty trading days ending two business days preceding the Plan Effective Date ("Plan Date Market Value"), to be issued pursuant to and in accordance with the Plan ("Initial Share Portion"); and

     (c) $4 million on the Plan Effective Date by issuance of WCI Shares valued at the Plan Date Market Value and delivered into escrow pursuant to Section
3.4.1 hereof ("Escrow Share Portion" and, together with the Initial Share Portion, the "Share Portion"), also to be issued pursuant to and in accordance with the Plan and to be held and distributed in accordance with the "Escrow Agreement" (as defined in Section 3.4.1).

     Notwithstanding the foregoing, in Purchaser's sole and absolute discretion, it shall have the right to pay any or all of the $20 million represented by the Share Portion in cash. To the extent that cash is used in lieu of all or any portion of the Escrow Share Portion, then such cash shall be paid into escrow and held in accordance with the terms of the Escrow Agreement.

         3.2 Allocation of Purchase Price. Promptly following the Closing Date, the Purchase Price shall be allocated among the Purchased Assets in such amounts as shall be specified in a schedule to be prepared by the Purchaser, which allocation, absent manifest error, shall be binding upon the Purchaser and the Sellers, each of which agrees to report the effect of the transactions contemplated hereby on all applicable tax returns or filings in a manner consistent with such schedule. Each Seller hereby assumes liability for and shall pay all sales, transfer and similar taxes incurred as a result of the sale of the Purchased Assets to Purchaser.

         3.3 Application of Purchase Price. Upon receipt of the Purchase Price, Sellers shall be obligated to (i) cure the defaults under the Assumed Contracts arising or existing prior to the Closing Date as set forth on Schedule 3.3 hereto and (ii) at such time as Sellers are obligated to do so under applicable bankruptcy law, pay all post-petition expenses of the Sellers, including fees of the Escrow Agent under the Escrow Agreement and Construction Escrow Agreement and any taxes or other expenses relating to this Agreement.


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


         3.4      Escrow.

                  3.4.1 On the Plan Effective Date, Purchaser shall deliver the Escrow Share Portion to Continental Stock Transfer & Trust Company, as escrow agent ("Escrow Agent"), pursuant to the terms of the escrow agreement, in the form attached hereto as Exhibit A ("Escrow Agreement"), to be executed by the parties thereto on the Closing Date. The Escrow Share Portion shall be held in, and released from, escrow pursuant to the terms of the Escrow Agreement to secure Sellers' indemnity obligations pursuant to Section 5.2 hereof.

                  3.4.2 On the Closing Date, if Sellers have not completed the work set forth in Section 5.7 hereof, Purchaser shall deliver the Construction Escrow Portion to the Construction Escrow Agent (as defined in the Construction Escrow Agreement) to be held pursuant to the terms of the escrow agreement, in the form attached hereto as Exhibit B ("Construction Escrow Agreement"), to be executed by the parties thereto on the Closing Date. The Construction Escrow Portion shall be held in, and released from, escrow pursuant to the terms of the Construction Escrow Agreement to secure Sellers' obligations pursuant to Section
5.7 hereof.

                             ARTICLE IV. THE CLOSING

         4.1 Date of Closing. The consummation of the purchase and sale of the Purchased Assets contemplated hereby (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York (or at such other place as the parties may designate) on the first business day after the date on which the last of the conditions specified in Article VI has been fulfilled (or waived by the party entitled to waive that condition), or at such other time, date or place as the parties may designate. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VII.

              ARTICLE V. REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations and Warranties of Sellers. Each Seller makes the following representations and warranties to Purchaser and WinStar, each of which representation and warranty is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Purchaser or WinStar:

                  5.1.1 Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has the requisite corporate power and authority to own, lease or otherwise hold the Purchased Assets owned, leased or otherwise held by it.

                  5.1.2 Authorization of Agreement; Binding Obligation. Each Seller has the requisite corporate power to execute and deliver this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by each Seller of this Agreement and the Escrow Agreement and the performance by each Seller of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate and stockholder action on the part of each Seller. This Agreement has been, and the Escrow Agreement will be, duly executed and delivered by a duly authorized officer of each Seller and, assuming the due execution and delivery of this Agreement and the Escrow Agreement

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by  Purchaser,   this  Agreement  constitutes  and  the  Escrow  Agreement  will constitute valid and binding obligations of each Seller enforceable against each Seller in accordance with its respective terms, except as may be limited by
bankruptcy,  insolvency,  reorganization,   moratorium  or  other  similar  laws
affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.1.3 No Restrictions Against Sale of the Assets; Required Consents. The execution and delivery of this Agreement and the Escrow Agreement by Sellers does not, and upon approval of the Agreement by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the performance by Sellers of the transactions contemplated hereby and thereby to be performed by Sellers will not (a) conflict with the certificate of incorporation or by-laws of any of Sellers, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree which is included in the Purchased Assets and to which any of Sellers are parties or by which any of Sellers are bound, (c) constitute a violation of any law or regulation applicable to any of Sellers, or (d) result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Sellers in connection with the execution and delivery of this Agreement or the Escrow Agreement by Sellers or the performance by Sellers of the transactions contemplated hereby or thereby to be performed by Sellers, except for approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), such of the foregoing as are listed or described on Schedule 5.1.3 and any filings, if required, with the Federal Trade Commission ("FTC") and Department of Justice ("Justice") pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and approvals of the appropriate regulatory authorities with respect to the transfer of any IXC, CAP or CLEC authorizations as referred to in
Schedule 1.1.4.

          5.1.4    Contracts and Commitments.

     (a) Except as described on Schedule 1.1.1, 1.2 and 5.3.2, Sellers are not arties to any written or oral leases, agreements, other contracts or obligations relating to the Business.

     (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed or required to be listed on
Schedule 1.1.1 and 5.3.2, under which Purchaser is to acquire rights or obligations hereunder, is valid and enforceable in accordance with its terms; to Sellers' knowledge, other than (i) payment defaults listed in the Consolidated Schedule of Liabilities filed by Sellers with the Bankruptcy Court, (ii) defaults triggered by the financial condition or insolvency of the Sellers or the existence of the Sellers' chapter 11 cases, or (iii) as set forth on
Schedule 5.1.4(b), Sellers and all other parties thereto are in compliance with the provisions thereof; to Sellers' knowledge, other than as set forth in
Schedule 3.3, neither Sellers nor any of the other parties thereto is in default in the performance, observance or fulfillment or any obligation, covenant or condition contained therein; and, other than as set forth on Schedule 5.1.4(b), Sellers have not received notice that any event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.


     5.1.5 Title to Assets; Liens. Except for Liens (as hereinafter defined) listed or described on Schedule 5.1.5, Sellers have, and as of the Closing Date, Purchaser will have, good, valid and marketable title to the Purchased Assets

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free  and  clear  of  all  title   defects  or  objections,  mortgages,  liens,
claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation, licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens"), other than Assumed Liabilities. The liens listed or described on Schedule 5.1.5 and the Assumed Liabilities are collectively referred to herein as the "Permitted Liens."

                  5.1.6 Intellectual Property and Intangibles. Except as set forth on Schedule 5.1.6, Sellers own the entire right, title and interest in and to the Intellectual Property and Intangibles included in the Purchased Assets (including, without limitation, the right to use and license the same). Except as set forth in Schedule 5.1.6, to the knowledge of the Sellers there are no pending or threatened actions of any nature affecting the Intellectual Property.
Schedule 5.1.6 lists all notices or claims concurrently pending or received by Sellers which claim infringement of any domestic or foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information relating to the Purchased Assets. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property or Intangibles and all licenses and other agreements pursuant to which Sellers use any of the Intellectual Property or Intangibles are valid and subsisting, have been properly maintained and, to the knowledge of Sellers, neither Sellers nor any other persons are in default or violation thereunder.

                  5.1.7 Condition of Certain Assets. The physical assets comprising part of the Purchased Assets are, and on the Closing Date will be, in good operating condition and repair, ordinary wear and tear excepted, suitable for the purposes used for the Business.

                  5.1.8  Permits,  Licenses and Tariffs.  The Permits  listed on
Schedule 1.1.4 represent all permits, tariffs, authorizations, variances, exemptions, orders and approvals from federal, state, local and foreign governmental and regulatory bodies required to be held by Sellers in order to conduct the Business substantially in the manner heretofore conducted.

                  5.1.9    Employee Plans.

     (a) The Sellers do not maintain any "employee benefit plans" and "employee welfare plans", as defined in this Sections 3(1) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") respectively and, except as set forth on Schedule 5.1.9, have not maintained, contributed to, been required to contribute to, or been a party to or a participating employer in, any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any multiemployer employee pension benefit plan (the "Employee Benefit Plans"). The Sellers are not parties to any collective bargaining or other labor agreements.

     (b) The Employee Benefit Plans (i) are qualified to the extent required by law under Section 401 of the Internal Revenue Code of 1986, as amended and to the best knowledge of Sellers there exists no fact which would adversely affect the qualified status of any such Employee Benefit Plan; (ii) have been operated and administered in all material respects in accordance with ERISA, the Internal Revenue Code and all other applicable law; (iii) have not engaged in any transactions (as such term is defined for purposes of ERISA and the Internal Revenue Code); (iv) have not, since the last annual report filed, been amended so as to materially

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increase benefits  thereunder or experienced a material increase (more than 20%)
in the number of participants covered thereunder; and (v) v if terminated on the date hereof, would not give rise to liability under Title IV of ERISA.

     (c) Each Seller, at all times, has complied with all applicable provisions of the Employee Benefit Plans and is not in default thereunder. Full payment has been made of all amounts which any Seller is required to pay under the terms of each of the Employee Benefit Plans as a contribution or premium to or in respect of such plans as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement, any such contribution has been accrued as a liability on the books of the Sellers and none of the Employee Benefit Plans nor any trust established thereunder has incurred and "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived with respect to the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement.

     (d) There are no pending, anticipated or, to Sellers' knowledge, threatened claims against or otherwise involving any of the Employee Benefit Plans, or any fiduciary thereof, by or on behalf of such plans, any employee or beneficiary covered under the plans or otherwise involving the plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any plan or any fiduciary thereof.

                  5.1.10 Environmental Matters; Health and Safety and Other Laws. The Sellers are, and on the Closing Date will be, in material compliance with all federal, state and local laws, regulations, permits, orders and decrees, including those relating to protection of the environment and employee health and safety ("Applicable Requirements"). The Sellers have not received any written notice to the effect that their operations are not in compliance with any of the Applicable Requirements or the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or other substance (including petroleum products) into the environment and no Seller knows of any facts which could constitute the basis for any thereof.

                  5.1.11   Investor Representations.

     (a) The WCI Shares which may be issued pursuant to Section 3.1 of this Agreement will not be registered under the Securities Act of 1933, as amended ("Securities Act"). Accordingly, unless and until Sellers deliver to WinStar a "No Action Letter" from the Securities and Exchange Commission or a final order of the Bankruptcy Court providing that the WCI Shares which may be issued herewith will be exempt from registration under the Securities Act and any state law pursuant to Section 1145 of the Bankruptcy Code and such WCI Shares may be issued without any restrictive legend, the WCI Shares will bear a legend indicating that they are "restricted" and will not be able to be sold in the open market or otherwise transferred, pledged or hypothecated until such time that the resale and transfer of same is registered under the Securities Act or until such time as the WCI Shares are saleable in accordance with Rule 144 promulgated under the Securities Act or some other exemption from registration provided under the Securities Act or the Bankruptcy Code. WinStar is not obligated to file any registration statement with respect to the WCI Shares.

     (b) Sellers recognize that an investment in WCI Shares involves a high degree of risk including, but not limited to, the risk of economic losses from WinStar's operations and the total loss of its investment.


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     (c)  Sellers  have  been  given  access  to full and  complete  information regarding WinStar and have utilized such access to the extent deemed necessary for the purpose of obtaining information, and its officers and directors have either met with or been given reasonable opportunity to meet with officers of WinStar for the purpose of asking questions of, and receiving answers to such questions, from such officers concerning the business and operations of WinStar and to obtain any additional information, to the extent reasonably available. Sellers have received copies of all reports filed by WinStar under the Securities Exchange Act of 1934 during the past two years.

                  5.1.12 The Sellers have not completed construction, installed generators or obtained certificates of occupancy for all of the Switch Sites.
Schedule 5.1.12(a) lists the current status of the construction and generators at each of the Switch Sites. Schedule 5.1.12(b) lists the current status of certificates of occupancy for each of the Switch Sites and the date Sellers anticipate receiving each such certificate of occupancy. Schedule 5.1.12(c) lists the construction, inspections, and other work which has not been completed and which is necessary to install an operational generator, obtain a certificate of occupancy and complete construction at each of the Switch Sites and the maximum cost of completing such work and obtaining such certificate of occupancy and the timing thereof. The contractors identified on Schedule 5.1.12(c) (the "Identified Contractors") have agreed to complete construction and obtain certificates of occupancy for each of the Switch Sites in accordance with the costs and timing set forth in Schedule 5.1.12(c).

                  5.1.13 There is no liability for pre-Closing actions taken by Sellers under the "22 Cage Rental Agreements between US ONE Communications Services of New York, Inc. and New York Telephone Company" listed on Schedule
5.3.2 ("Collocation Schedules").

         5.2 Indemnification. The Sellers shall, jointly and severally, indemnify and hold harmless Purchaser from and against, and shall reimburse Purchaser or WinStar, solely through the return to Purchaser of all or a portion of the Escrow Share Portion of the Purchase Price (or the cash which may be deposited in escrow in lieu thereof) pursuant to the terms of the Escrow Agreement, for any Damages (as hereinafter defined) which may be sustained, suffered or incurred by Purchaser or WinStar, whether as a result of any third party claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of a Sellers' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. "Damages" as used in this Agreement means the dollar amount of any loss, damage, expense or liability, (including, without limitation, reasonable attorneys' fees) sustained, suffered or incurred by the Purchaser or WinStar, reduced by any amounts actually received by Purchaser or WinStar (net of any deductibles, fees and expenses, but excluding any premiums) from: (i) any insurance proceeds received by Purchaser or WinStar in respect of such damages; and (ii) any recovery made by Purchaser or WinStar from a third party (other than Sellers) in respect thereof. Notwithstanding the foregoing, Sellers shall not be required to indemnify Purchaser or WinStar under this Section 5.2 unless the aggregate of all amounts for which indemnity would otherwise be due against Sellers exceeds $100,000, but in such event, the Sellers shall pay the party to be indemnified all amounts for which indemnity is due including the first $100,000 thereof. To the extent Sellers are required to indemnify Purchaser or WinStar, the Purchase Price shall be deemed to be reduced by such amount.

         5.3      Designees and Designated Contracts.

                  5.3.1 Designees. Subject to the approval of the Bankruptcy Court, at any time prior to the Closing Date, Purchaser shall have the right to assign to third parties ("Designees") the right to purchase such of the Purchased Assets as Purchaser shall determine. If any such assignment is made, the Designees shall assume the Assumed Liabilities with respect to the Purchased Assets to be purchased by them. Sellers shall cooperate with Purchaser in all reasonable respects with respect to any such assignment.

                  5.3.2 Designated Contracts. Schedule 5.3.2 lists all contracts and agreements ("Designated Contracts") which on or after the Closing Date and through and including March 20, 1998, upon written notice by the Purchaser to Sellers and to each party to any such Designated Contract, will be assigned by the Sellers to either the Purchaser or, subject to approval of the Bankruptcy Court pursuant to ss.365 of the United States Bankruptcy Code ("Bankruptcy Code"), a designee of the Purchaser. Prior to March 20, 1998, without the prior written consent of the Purchaser, Sellers will not seek authority to reject, will not consent to the rejection of, and will use best efforts, including but not limited to filing any appropriate pleadings to prevent the deemed rejection of the contracts and agreements listed on Schedule 5.3.2. Promptly upon written notice by the Purchaser to Sellers that the Purchaser desires Sellers to assume and assign one or more of the Designated Contracts to the Purchaser or a designee of the Purchaser, Sellers will file a motion with the Bankruptcy Court seeking authorization pursuant to section 365 of the Bankruptcy Code of such assumption and assignment. Until assumption and assignment or rejection of the Designated Contracts, Sellers will comply with the provisions of section 365(d)(3) or 365(d)(10) of the Bankruptcy Code , as applicable, with respect to each Designated Contract. As soon as practicable after Closing, Sellers will provide to the Purchaser a schedule of regular, ongoing obligations to become due under the Designated Contracts with respect to obligations arising or incurred after the Closing and Sellers will provide as promptly as practicable to the Purchaser any other invoices, bills and other requests for payment under the Designated Contracts received with respect to obligations arising or incurred after the Closing . Purchaser's obligations with respect to the Designated Contracts, until specifically assumed will be solely to make payment on behalf of Sellers (except as provided in section 5.11) for the payment obligations arising and incurred after Closing (excluding pre-Closing cure payments) and before such Designated Contracts are assigned to Purchaser or a third party designee. Purchaser will pay any such liabilities and obligations incurred and arising from and after Closing on behalf of Sellers directly to the other party to the Designated Contract pursuant to section 2.1 of this Agreement.

         5.4 Representations and Warranties of WinStar and Purchaser. Each of WinStar and Purchaser makes the following representations and warranties to the Sellers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Sellers:

                  5.4.1 Corporate Organization. Each of WinStar and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. WinStar owns all issued and outstanding shares of Purchaser, either directly or indirectly through a wholly owned subsidiary of WinStar.

                  5.4.2 Authorization and Effect of Agreement. Each of WinStar and Purchaser has the requisite corporate power to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution and delivery by it of this Agreement and the Escrow Agreement and the consummation by it of the transactions contemplated hereby and thereby to be consummated by it, including without limitation the issuance of the WCI Shares, have been duly authorized by all necessary corporate action. This Agreement has been and the Escrow Agreement will be duly executed and delivered by a duly authorized officer of it and, assuming the due execution and delivery of this Agreement by the Sellers, this Agreement constitutes and the Escrow Agreement will constitute a valid and binding obligation of it, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  5.4.3 Restrictions Against Purchase of the Assets. The execution and delivery of this Agreement and the Escrow Agreement by each of WinStar and Purchaser does not, and the performance by each of the transactions contemplated hereby and thereby to be performed by each will not (a) conflict with its certificate of incorporation or by-laws of it, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which it is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to it. Except for approval of the Bankruptcy Court and any applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to each of WinStar and Purchaser in connection with the execution and delivery of this Agreement or the Escrow Agreement by each or the consummation by each of the transactions contemplated hereby to be consummated by it, except as listed or described on
Schedule 5.4.3.

                  5.4.4 No Implied  Representations  or Warranties.  WinStar and
Purchaser each hereby acknowledges and agrees that the Sellers are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Sellers explicitly set forth in this Agreement. SUBJECT TO THE FOREGOING, THE PURCHASED ASSETS BEING ACQUIRED BY THE PURCHASER AS A RESULT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ACQUIRED BY PURCHASER ON AN "AS IS, WHERE IS" BASIS AND IN THEIR THEN PRESENT CONDITION, AND PURCHASER SHALL RELY SOLELY UPON ITS OWN EXAMINATION THEREOF. In any event, except as explicitly set forth in this Agreement, none of Sellers or any of their officers, directors, partners, employees, affiliates or representatives has made or is making any representation, express or implied, as to the value of any Purchased Asset being acquired, or any warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any of the Purchased Assets being acquired, or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent.

                  5.4.5 WCI Shares. The WCI Shares have been duly authorized and, if and when issued in accordance with the terms hereof, will be fully paid and non-assessable and will not have been issued in violation of any preemptive rights.

                  5.4.6 Good Faith Purchaser. WinStar and Purchaser have acted in good faith as defined in ss.363(m) of the Bankruptcy Code, in accordance with the terms and provisions of the Bankruptcy Court's Procedures Order, dated August 4, 1997, the Bankruptcy Code and other applicable law.

         5.5 HSR Filing. Within two business days after the execution and delivery of this Agreement, Sellers and Purchaser each shall make any necessary filings with the FTC and Justice pursuant to the HSR Act. Sellers and Purchaser shall cooperate in connection with such filing and shall request early termination under the HSR Act. Purchaser shall pay the filing fees related to the filings under the HSR Act. In the event this Agreement is terminated in accordance with Section

8(b), 8(c), 8(d) or 8(e) of this Agreement, Sellers shall pay to Purchaser the full amount of any filing fees paid by Purchaser relating to the HSR Act filing ("HSR Refund").

         5.6      Bankruptcy Court Filings.

                  5.6.1 Motion to Approve Procedures. Sellers shall file motions with the Bankruptcy Court by 5:00 p.m. (New York City time) on Wednesday, October 1,, 1997, to approve the provisions of this Agreement relating to the Break-up Fee (as defined in Section 9.2 hereof), the Upset Price and Right of First Refusal (as defined in Section 9.3 hereof) and the HSR Refund (as defined in Section 5.5 hereof) and shall have given notice as required by the Bankruptcy Court.

                  5.6.2 Motion to Approve Sale. Sellers shall file motions with the Bankruptcy Court by 5:00 p.m. (New York City time) on Wednesday, October 1, 1997, to approve the sale of the Purchased Assets pursuant to ss.ss. 363(b) and 363(f) of the Bankruptcy Code and to authorize Sellers to assume and assign to Purchaser or its Designees the executory contracts identified in Schedule 1.1.1 pursuant to ss. 365 of the Bankruptcy Code, and have given notice to all of Sellers' creditors, all parties having or claiming an interest in the Business, to the U.S. Trustee and all other parties in interest in accordance with Rules 6004 and 6006 of the Bankruptcy Rules in connection with such motions. As part of the motion to approve the sale, Sellers shall request that the Bankruptcy Court's order provide that (i) it retains jurisdiction through and including March 20, 1998, to entertain motions to authorize Sellers to assign the Designated Contracts to Purchaser's designees pursuant to ss. 365 of the Bankruptcy Code, (ii) Purchaser and WinStar shall not be deemed to be successors to Sellers for any purpose, including claims arising out of the Employee Benefit Plans, other than ss.1145 of the Bankruptcy Code, (iii) in the event the WCI Shares which may be issued pursuant to a Section 3.1 of this Agreement subsequently are distributed to the creditors or equity security holders of any of the Sellers in exchange for a claim against or interest in any of the Sellers, Purchaser and WinStar shall be deemed to be persons that participate in good faith in the offer, issuance or sale of a security offered or sold under the plan or plans of the Sellers as provided in ss.1125(e) of the Bankruptcy Code and (iv) the transfer of the Purchased Assets to Purchaser is not subject to taxation under any state or local law imposing a stamp or similar tax in accordance with ss.ss.1146(c) and 105 of the Bankruptcy Code.

                  5.6.3 Motions to Approve Assignment of Designated Contracts. Within five business days after Purchaser designates in writing, whether all or any one of the Designated Contracts are to be assigned to Purchaser or its designees, Sellers shall assign such Designated Contracts to Purchaser, or file motions with the Bankruptcy Court to approve the assignment of such Designated Contracts to such designees and give notice of such motions as may be required.

                  5.6.4 Retention of Jurisdiction in the Plan. Except as set forth herein, any plan of reorganization proposed by Sellers shall provide for the Bankruptcy Court to retain jurisdiction through and including March 20, 1998, to entertain motions to authorize Sellers to assign the Designated Contracts to Purchaser's designees pursuant to ss. 365 of the Bankruptcy Code. In the event that the Bankruptcy Court refuses to confirm a plan based in whole or in part on the foregoing retention of jurisdiction provision, Sellers shall be entitled to propose a plan of reorganization which omits such retention of jurisdiction provision, provided, however that Sellers shall not seek or obtain confirmation of such plan of reorganization on or before March 20, 1998.

         5.7 Completion of Construction. On or prior to the Closing Date Sellers will complete construction of the Switch Sites in accordance with the construction plans submitted to Purchaser, install generators for the Switch Sites and obtain certificates of occupancy for the Switch Sites as set forth on Schedules 5.1.12(a), 5.1.12(b) and 5.1.12(c) at no cost to Purchaser or WinStar. If Sellers have not completed such construction in accordance with the plans and specifications set forth in the motions and the Bankruptcy Court orders authorizing such completion and obtained the certificates of occupancy by the Closing Date, Sellers shall cause the Identified Contractors to use their best efforts to complete construction, install generators and obtain certificates of occupancy as soon as possible; provided, however, that Sellers shall be entitled to draw the cost of such work, to be paid directly to the Identified Contractors, from the Construction Escrow Account as provided therein. The Sellers will use their best efforts to complete the construction and obtain a certificate of occupancy for the Switch Site located in Boston, Massachusetts on or before the Closing Date or by the Closing Date will contract with a contractor (which will be deemed an Identified Contractor) to complete such work and obtain a certificate of occupancy as soon thereafter as possible. Sellers shall cause all certificates of occupancy issued with respect to Switch Sites after the Closing Date to be issued to the Lessee under the related switch lease at the time of issuance. If a certificate of occupancy issued after the Closing Date is issued to Sellers and Purchaser subsequently requests a transfer of the certificate of occupancy to Purchaser or its designee, the costs of such transfer charged by the issuing authority shall be paid by Purchaser.

         5.8 Copies of Agreements. Sellers will use its best efforts to provide Purchaser with a true and complete copy of each of the Agreements listed on
Schedule 1.1.1 hereof on or before October 3, 1997, and shall provide such copies no later than October 13, 1997.

         5.9 Applications for Sellers Permits. Prior to Closing, Purchaser will file applications for "Sellers Permits" with the State Department of Revenue or a similar State taxing authority for each State in which a Switch Site is located and will provide Sellers with a copy of each application.

         5.10 Delivery of Employee Benefit Plan Documentation. Sellers will furnish to Purchaser, not less than three days before the Closing Date, true and complete copies of the following items, to the extent they exist, with respect to each Employee Benefit Plan: (i) each plan document; (ii) each trust document;
(iii) all determination letters and other correspondence relating to qualification of the respective plans under the Internal Revenue Code ; (iv) all tax returns and annual reports; (v) all financial statements; and (vi) all actuarial valuations.

         5.11 Collocation Schedules.  Notwithstanding the provisions of Sections
2.1 and 5.3.2,  with  respect  to each of the  Collocation  Schedules  listed on
Schedule 5.3.2, Purchaser shall have the option until March 20, 1998, to remove such Collocation Schedules from Schedule 5.3.2 and to add any such Collocation Schedule to Schedule 1.2 as an Excluded Asset. If Purchaser does not elect to exclude any such Collocation Schedule, then such Collocation Schedule shall be treated as a Designated Contract under Section 5.3.2. If Purchaser notifies Sellers that it wishes Sellers to assume and assign any such Collocation Schedule to Purchaser or its Designee, then Sellers shall use their best efforts to obtain such assumption and assignment, or alternatively transfer such Collocation Schedules to Purchaser or its Designee as Intangible Assets under
Schedule 1.1, including filing and prosecuting appropriate pleadings to accomplish such result. If the Bankruptcy Court finds that Sellers' rights under the Collocation Schedules are not assignable or transferable to Purchaser or a Designee, then the Collocation Schedules will be deemed to be moved to Schedule
1.2 as Excluded Assets. Under no circumstances shall Sellers have any liability for any additional costs, including, without limitation, the nonrecurring charges listed in the respective Collocation Schedules, under the documents relating to the Collocation Schedules, nor will Sellers have any liability to Purchaser or its Designee if the Bankruptcy Court denies transfer or assumption and assignment of Sellers' rights under the Collocation Schedules.

         5.12  Sellers  shall take no  affirmative  action  which shall have the
effect  of  creating  any   post-Closing   obligation  or  liability  under  the
Collocation Schedules.


                        ARTICLE VI. CONDITIONS TO CLOSING

         6.1 Conditions Precedent to Obligations of WinStar and Purchaser. The obligations of WinStar and Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

                  6.1.1    Representations, Warranties and Covenants.

     (a) All representations and warranties of the Sellers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

     (b) All of the terms, covenants and conditions to be complied with and performed by the Sellers on or prior to the Closing Date shall have been complied with or performed in all material respects.

     (c) Purchaser shall have received a certificate, dated as of the Closing Date, executed on behalf of each of Sellers by an authorized officer thereof, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 6.1.1(a) and (b) hereof have been fulfilled.

               6.1.2  Closing   Documents.   Sellers  shall  have  delivered  to
Purchaser the documents identified in Section 7.1.

                  6.1.3 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the order approving the transactions contemplated by this Agreement ("Order") and the Order shall not be subject to stay pending appeal. The Order shall provide that (i) this Agreement and the transactions contemplated herein are approved, (ii) the Sellers had good and marketable title to the Purchased Assets and such title shall be transferred to Purchaser or its designees free of all Liens and claims, other than Permitted Liens, and any such Liens or claims which existed prior to the sale of the Purchased Assets or which arise as a result of the Employee Benefit Plans shall attach to the Purchase Price paid to the Sellers, (iii) Purchaser is purchasing the Purchased Assets in good faith within the meaning of ss. 363(m) of the Bankruptcy Code, (iv) the consideration to be paid by the Purchaser for the Business is fair and reasonable, (v) there exist exigent business reasons for the sale, (vi) the sale is in the best interests of the debtors' (Sellers') estates, their creditors and equity security holders, (vii) there has been proper and adequate notice given to all parties required by law to receive notice of the sale, (viii) the Business and Purchased Assets have been adequately marketed and will lose value absent a sale, and (ix) the requirements of ss. 363 of the Bankruptcy Code have been met. The Order shall not impose any material obligations on WinStar, the Purchaser or Sellers not contemplated herein.

                  6.1.4  Governmental   Consents  or  Approvals.   Each  of  the
governmental approvals, consents or waivers listed on Schedules 5.1.3 and 5.4.3 shall have been obtained.

                  6.1.5 HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

                  6.1.6 No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         6.2 Conditions Precedent to Obligations of Sellers. The obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Sellers:

                  6.2.1    Representations, Warranties and Covenants.

     (a) All representations and warranties of WinStar and the Purchaser made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

     (b) All of the terms, covenants and conditions to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been complied with or performed in all material respects.

     (c) Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer thereof, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections 6.2.1(a) and (b) have been fulfilled.

                  6.2.2 Closing Documents. Purchaser shall have delivered to Sellers the documents identified in Section 7.2.

                  6.2.3 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Order and the Order shall not be subject to stay pending appeal.

                  6.2.4  Governmental   Consents  or  Approvals.   Each  of  the
governmental approvals, consents or waivers listed on Schedules 5.1.3 and 5.4.3 shall have been obtained.

                  6.2.5 HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

                  6.2.6 No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                  6.2.7 Purchase Price. Purchaser shall have delivered to the Sellers the Cash Portion of the Purchase Price, less any Construction Escrow Portion delivered to the Escrow Agent pursuant to Section 3 hereof.

              ARTICLE VII. DOCUMENTS TO BE DELIVERED AT THE CLOSING

         7.1 Documents to be Delivered by Sellers. At the Closing, the Sellers will deliver to Purchaser the following, at the expense of the Sellers and in proper form for recording when appropriate:

                  7.1.1 Transfer Documents. Such bills of sale, assignments, general warranty deeds and other good and sufficient instruments of transfer as Purchaser may reasonably request conveying and transferring to Purchaser title to the Purchased Assets.

                  7.1.2 Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Sellers in the form described in Section 6.1.1(c).

                  7.1.3 Escrow Agreements. An executed copy of the Escrow Agreement and, if necessary, the Construction Escrow Agreement.

         7.2 Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver to the Sellers, at the expense of Purchaser:

                  7.2.1 Purchase Price. The Cash Portion of the Purchase Price.

                  7.2.2 Assumption Agreement. Such assumption agreement relating to Purchaser's or Designees' assumption of the Assumed Liabilities as Sellers may reasonably request.

                  7.2.3 Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Sellers in the form described in Section 6.2.1(c).

                  7.2.4 Escrow Agreements. An executed copy of the Escrow Agreement and, if necessary, the Construction Escrow Agreement.

                            ARTICLE VIII. TERMINATION

         8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the
Closing:

     (a) Upon the written consent of both Purchaser and the Sellers;

     (b) By Purchaser in the event Sellers shall not, by 5:00 p.m. (New York City time) on Wednesday, October 1, 1997 have filed motions with the Bankruptcy Court in accordance with Sections 5.6.1 and 5.6.2 hereof;

     (c) If Sellers accept a Higher and Better offer in accordance with the provisions of Section 9.3, in which event this Agreement shall terminate and Sellers shall transfer the Break-up Fee to Purchaser in accordance with Section
9.2 hereof;

     (d) By Purchaser in the event that (i) the Break-up Fee, Upset Price, Expense Reimbursement, Delay Penalties and Right of First Refusal are not approved by the Bankruptcy Court on or before October 7, 1997; (ii) the Order

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is  not  entered  by  the  Bankruptcy  Court on or before  October 17, 1997; or
(iii) the Closing has not occurred on or before October 17, 1997; or

     (e) By either Purchaser or Sellers if (i) on the Closing Date a condition precedent to the obligations of such party has not been satisfied by the other party; or (ii) a material default or breach shall be made by the other party with respect to the due and timely performance of, or compliance with, any of its covenants, agreements, representations or warranties herein, and such default cannot be cured within a reasonable period of time and has not been waived.

                         ARTICLE IX. BREAK-UP PROVISIONS

         9.1 Specific Performance. The parties recognize that if Purchaser refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Sellers for their injuries. Sellers shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the Sellers to enforce this Agreement, Purchaser shall waive the defense that there is an adequate remedy at law. In the event of a default by Purchaser which results in the filing of a lawsuit for damages, specific performances, or other remedies, the Sellers shall be entitled to reimbursement by Purchaser of reasonable legal fees and expenses incurred by the Sellers.

         9.2 Break-up Fee. In the event Sellers shall accept a Higher and Better offer and this Agreement shall terminate in accordance with Section 8(c) hereof, within five business days of such event Sellers shall pay or cause to be paid to the Purchaser a Break-up Fee in the amount of $3,000,000 ("Break-up Fee").

         9.3 Expense Reimbursement. In the event this Agreement is terminated by Purchaser in accordance with Section 8(e) hereof, within five business days of such event Sellers shall pay or cause to be paid to the Purchaser expense reimbursement in the amount of $1,000,000 ("Expense Reimbursement").

         9.4 Upset Price. This Agreement is subject to the receipt by Sellers of a "higher and better" offer to purchase the Business in an amount not less than $7,000,000 more than the Purchase Price ("Upset Price"). Thereafter, all bids above the Upset Price shall be in increments of $2,500,000. In addition, as a condition to Sellers' acceptance of such Higher and Better offer, at the time of making such offer, the offeror of such Higher and Better offer ("Offeror") must present a certified check or official bank check equivalent in the amount of 10% of its proposed purchase price to serve as a good faith deposit against the
Offeror's purchase price ("Higher and Better" offer). Notwithstanding the foregoing, Sellers must offer Purchaser the right, exercisable for a period of four hours, to acquire the Purchased Assets at the Offeror's price, upon the terms and conditions set forth herein, except that the Purchaser shall receive a credit from Sellers toward the Purchase Price in the amount of $3,000,000 ("Right of First Refusal"). In the event Purchaser exercises its right to acquire the Purchased Assets after a Higher and Better offer, the amount of the Purchase Price in excess of $100,000,000 shall be paid in the same manner and on the same terms as specified in Section 3.1 (i.e., (i) 80% in cash on the Closing Date and (ii) 20% in cash or WCI Shares on the Plan Effective Date; with 1/5 of such 20% being deposited into escrow under the Escrow Agreement).

                       ARTICLE X. MISCELLANEOUS PROVISIONS

         10.1  Notices.  All  notices  and  other  communications   required  or
permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly

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given  when  delivered  in person or when  dispatched  by  electronic  facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                  (a)      If to Sellers, to:

                           US ONE Communications Corp.
                           One Lincoln Centre
                           5400 LBJ Freeway, Suite 700
                           Dallas, Texas 75240
                           Facsimile No.:  (972) 371-5248
                           Attention:  Larry Akin

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201
                           Facsimile No.:  (214) 746-7777
                           Attention:  Mary R. Korby

                  (b)      If to Purchaser, to:

                           c/o WinStar Communications, Inc.
                           230 Park Avenue, Suite 2700
                           New York, New York 10169
                           Facsimile No.:
                           Attention: Timothy Graham

                           with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York  10016
                           Facsimile No.:  (212) 818-8881
                           Attention: David Alan Miller, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

         10.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including the Designees), but will not be assignable or delegable by any party, except pursuant to Section 5.3, without the prior written consent of the other party which shall not be unreasonably withheld.

         10.3  Survival  of  Representations,   Warranties  and  Covenants.  The
representations, warranties and covenants of Sellers and Purchaser contained in this Agreement shall survive the Closing Date.

     10.4 Waiver. Purchaser and Sellers by written notice to the other may (a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties

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of  the  other  contained in  this  Agreement  or  in any document  delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any
of  its  affiliates')  representations,   warranties,  conditions  or  covenants
hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of
compliance  with  any  representations,   warranties,  conditions  or  covenants
contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         10.5 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein.

         10.6 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

         10.7 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto, their respective Affiliates and the Designees any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         10.8 Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement; provided, however, with respect to any CAP, CLEC or IXC Authority which is requested to be transferred to the Purchaser or any third party by Purchaser, Sellers shall have no obligation to do anything other than to execute transfer and related filings prepared by the Purchaser or such third party at no cost to the Sellers..

         10.9 Transfers. Purchaser and Sellers will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Purchased Assets. Each Seller covenants and agrees that it will, on the Closing Date and from time to time thereafter, do all such further acts and things as may be requested by Purchaser for the effective transfer and delivery of the Purchased Assets to Purchaser or the Designees, or for aiding and assisting Purchaser to put Purchaser or the Designees in possession and operating control of the Purchased Assets and Business; provided, however, with respect to any CAP, CLEC or IXC Authority which is requested to be transferred to the Purchaser or any third party by Purchaser, Sellers shall have no obligation to do anything other than to execute transfer and related filings prepared by the Purchaser or such third party at no cost to the Sellers..


         10.10 Governing Law; Consent to Jurisdiction. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of New York. Notwithstanding that the matters set forth in Section 5.6 hereof will be submitted to the

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Bankruptcy  Court  for  determination,  each  party  hereby  agrees  that  after
confirmation  of  a  plan,  all  disputes   hereunder  shall  be  submitted  for
determination by arbitration by Judicial Arbitration Meditation Services, Inc. ("JAMS") in accordance with the rules and regulations of JAMS, or by any other body mutually agreed upon by the parties. Purchaser and Sellers shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. Arbitration shall take place in New York, New York (or such other location as to which Purchaser and the Sellers may agree). The arbitrators, who act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary retraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court of competent jurisdiction located in the County of New York, State of New York ("NY Court") and the parties agree to submit to the jurisdiction of the NY Court. Service of process in any such arbitration, action or proceeding brought against a party may be made by registered mail addressed to such party at the address set forth in Section 10.1 or to such other address as such party shall notify the other party in writing is to be used for such purpose pursuant to Section 10.1. For purposes hereof, the address designated for the Sellers shall also be the address designated for each Seller's shareholders. Each party hereby waives the right to trial by jury.

         10.11 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable domestic or foreign statute, law, ordinance, rule or regulation, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         10.12 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         10.13 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.14 Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the Purchased Assets will not pass to Purchaser until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of 11:59 P.M. (New York City time) on the Closing Date.

         10.15    Certain Interpretive Matters and Definitions.

     (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, and (viii) the terms "Subsidiary" and "Affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended. All references to "$" or dollar amounts will be to lawful currency of the United States of America.


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



     (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.


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     10.16 No Recourse.  Notwithstanding  any of the terms or provisions of this
Agreement, each of the Purchaser, on the one hand, and the Sellers, on the other hand, agree that neither it nor any person acting on its behalf may assert any

                                       21

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claims  or  cause  of  action  against  any  officer  or  director  of the other party (or parties) or stockholder of such other party (or parties) in connection with or arising out of this Agreement or the transactions contemplated hereby.

         10.17 Press Releases. The Sellers shall not issue a press release or engage in any other publicity regarding the subject matter of this Agreement without the Purchaser's prior written approval.

                  [Remainder of page intentionally left blank.]


                                       22

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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the day and year first above written.

SELLERS:

US ONE COMMUNICATIONS CORP.

By:_______________________________________

Name:___________________________________

Title:____________________________________


US ONE COMMUNICATIONS SERVICES CORP.

By:_______________________________________

Name:___________________________________

Title:____________________________________


US ONE COMMUNICATIONS OF NEW YORK, INC.

By:_______________________________________

Name:___________________________________

Title:____________________________________


PURCHASER:

WINSTAR SWITCH ACQUISITION CORP.

By:_______________________________________

Name:___________________________________

Title:____________________________________


WINSTAR:

 WINSTAR COMMUNICATIONS, INC.

By:_______________________________________

Name:___________________________________

Title:____________________________________

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